SEACOR SMIT INC.
                           1370 AVENUE OF THE AMERICAS
                               NEW YORK, NY 10019


                                                                    Exhibit 10.4
                                                                    ------------

                                February 23, 2001


Mr. Brian Cheramie
15563 East Main Street
Cut Off, Louisiana 70345

                  Re: Amendment to Stock Purchase Agreement by and among SEACOR SMIT Inc., the Minority Sellers and Brian Cheramie, as Representative of the Minority Sellers
                           ---------------------------------------------------

Dear Mr. Cheramie:

                  This letter agreement is written in reference to that certain Stock Purchase Agreement, dated as of January 30, 2001 (the "Minority Sellers Stock Purchase Agreement"), by and among SEACOR SMIT Inc. (the "Purchaser"), the persons listed on Exhibit A thereto (the "Minority Sellers") and you, as representative of the Minority Sellers (the "Representative"). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Minority Sellers Stock Purchase Agreement.

                  For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, we agree that the Minority Sellers Stock Purchase Agreement is hereby amended as follows:

                  1. Section 2.2 of the Minority Stock Purchase Agreement shall be amended to read in its entirety as follows:

                  "(b) On the Closing Date, the Purchaser shall pay to the Sellers the sum of (A) $23,665,957.00 and (B) an amount equal to interest thereon at the rate of 6.5% per annum from the January 1, 2001 through and including the Closing Date (which amounts to $227,582.22), which sum is equal to $23,893,539.22 (the "Estimated Purchase Price"), by delivering to the Representative certified or bank cashier's checks in New York Clearing House Funds, payable to the order of the Sellers or, at the Representative's option, by wire transfer of immediately available funds into an account or accounts designated by the Representative in writing not later than three Business Days prior to the Closing Date.

                  2. Section 9.1(b)(iii) is hereby amended to read in its entirety as follows:

                  "(iii) any and all liabilities, losses, obligations, damages, costs and expenses (collectively, "Losses") of the Sellers of every

Mr. Brian Cheramie
February 23, 2001
Page 2 of 5

         kind, nature and description, arising out of the operation of the businesses of the Companies after the Closing Date; and"

                  3. Section 9.4(f) is hereby amended to read in its entirety as follows:

                  "(f) Except as otherwise provided in Section 2.3, any dispute as to any matter covered by this Section 9.4 shall be resolved by an independent accounting firm selected by the Representative and the Purchaser. The fees and expenses of such accounting firm shall be borne equally by the Sellers and the Purchaser."

                  4. The following Section 9.4(i) is hereby added to the Minority Sellers Stock Purchase Agreement:


                  (i) Section 388(h)(10) Election.
                      ----------------------------

                  (i) At the election of the Purchaser, each Seller shall join with the Purchaser in filing an election under Section 338(h)(10) of the Code and under any comparable provisions of state, local, or foreign law with respect to the purchase of the outstanding stock of G&B, Gilco, GCB, and/or C&C, as applicable (an "Election") provided that (i) the Purchaser notifies Sellers' Accountants whether the Purchaser will make an Election no later than 45 days prior to the due date of such Election (the "Notification Date"), (ii) the Purchaser provides Sellers' Accountants on the Notification Date with a completed copy of Internal Revenue Service Form 8023-A and any similar forms under applicable state, local, or foreign law (the "Election Forms"),
         (iii) the Purchaser provides Sellers' Accountants with a statement for each Seller setting forth the Election Tax Cost (including the applicable tax calculations for such Seller), and (iv) Sellers' Accountants agree to the amount of the Election Tax Cost (a determination which shall be made reasonably). If the above conditions are satisfied, then not later than five days prior to the due date of the Election, a supplemental closing will occur at which:

                           (A) each Seller shall execute the Election Forms;

                           (B) the Purchaser shall pay to each Seller his, her or its Election Tax Cost; and

                           (C) the Purchaser shall deliver to the Sellers an agreement pursuant to which (1) the Purchaser agrees to indemnify each Seller against any costs (including additional Taxes due) if the Internal Revenue Service or any other taxing authority should dispute the validity of the Election under the circumstances or asserts a claim that would result in the amount paid by the Purchaser pursuant to clause (B) above being insufficient to make such Seller whole (i.e., that the Seller is in a worse economic position than he, she or it would have been if the Election had not been made) and (2) each Seller agrees that, if the Election is determined to be invalid, such Seller

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Mr. Brian Cheramie
February 23, 2001
Page 3 of 5

         shall refund to the Purchaser the amount, if any, by which the amount paid by the Purchaser to such Seller pursuant to clause (B) above exceeds the amount of Taxes ultimately determined to be payable by such Seller and costs incurred by such Seller relating to the Election (it being understood and agreed that, to the extent any or all of such excess has been paid to and not refunded by the applicable taxing authority, such Seller shall not be required to pay all or such portion of such excess to the Purchaser until such Seller has received a refund therefor; it being further understood and agreed that each Seller will use reasonable commercial efforts, at Purchaser's cost and expense, to obtain any Tax refunds available).

                  (ii) The term "Election Tax Cost" of a Seller shall mean, with respect to each of the G&B Shares, the Gilco Shares, the GCB Shares and the C&C Shares, as the case may be, an amount, equal to the excess (if any) of (w) the amount of federal income and Louisiana state income Taxes payable by such Seller with respect to the sale of the G&B Shares, the Gilco Shares, the GCB Shares, and the C&C Shares, as the case may be, as a consequence of an Election over (x) the amount of federal income and Louisiana state income Taxes that would have been payable by such Seller with respect to the sale of the G&B Shares, the Gilco Shares, the GCB Shares, and the C&C Shares, as the case may be, if an Election had not been made. The Election Tax Cost shall be calculated on an after tax basis, so that the total amount received by each Seller is grossed up to include additional federal income Taxes and Louisiana state income Taxes resulting from the receipt of Election Tax Cost.

                  (iii) The Purchaser shall reimburse the Sellers for all reasonable out-of-pocket expenses incurred in connection with an Election, including, without limitation, the reasonable fees and expenses of Sellers' Accountants.

                  5. We hereby agree that, except as amended hereby, the Minority Sellers Stock Purchase Agreement remains in full force and effect in accordance with its terms.

                  If the foregoing accurately reflects our understanding and agreement, please so indicate by signing a copy of this letter in the space provided below and returning it to the undersigned.

Mr. Brian Cheramie
February 23, 2001
Page 4 of 5




                                          Very truly yours,


                                          SEACOR SMIT INC.


                                          By: /s/ Milt R. Rose
                                              --------------------------
                                              Name: Milt R. Rose
                                              Title: Vice President



Agreed to and accepted as of the date first above written:

THE REPRESENTATIVE


/s/ Brian Cheramie
-------------------------------------
Brian Cheramie, as the Representative


THE SELLERS:


/s/ Gilbert Cheramie
-------------------------------------
Gilbert Cheramie


/s/ Linda C. Raphael
-------------------------------------
Linda C. Raphael


/s/ Joyce Cheramie
-------------------------------------
Joyce Cheramie


LINDA C. RAPHAEL CHILDREN'S TRUST


By:      /s/ Linda C. Raphael
         -----------------------------------
         Linda C. Raphael
         Trustee



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Mr. Brian Cheramie
February 23, 2001
Page 5 of 5

THE RON PAUL CHERAMIE TRUST


By:      /s/ Brian Cheramie
         -----------------------------------
         Brian P. Cheramie
         Trustee

THE ERIKA LYNN CHERAMIE TRUST


By:      /s/ Brian Cheramie
         -----------------------------------
         Brian P. Cheramie
         Trustee

THE MICKEY GILBERT CHERAMIE
TRUST


By:      /s/ Brian Cheramie
         -----------------------------------
         Brian P. Cheramie
         Trustee